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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-49812) and Form S-8 (No. 333-47436) of The Santa Cruz Operation, Inc. of our report dated October 23, 2000, except for the last paragraph of Note 1, which is as of January 8, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K/A.


/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP


San Jose, California
March 22, 2001